Exhibit 5.1

[O’Melveny & Myers LLP Letterhead]

January 18, 2011

Nektar Therapeutics
455 Mission Bay Boulevard South
San Francisco, California 94158

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Nektar Therapeutics, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”).  The Company has provided us with a prospectus (the “Prospectus”) which forms part of the Registration Statement.  The Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Registration Statement, as amended from time to time, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of (i) shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, (ii) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of the Company, (iii) debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible (the “Debt Securities”), which may be issued by the Company pursuant to one or more indentures to be entered into by and between the Company and a trustee to be appointed by the Company (each, an “Indenture”), and (iv) warrants (the “Warrants”) to purchase shares of Common Stock or Preferred Stock or Debt Securities, which may be issued by the Company pursuant to one or more warrant agreements to be entered into by and between the Company and a warrant agent to be appointed by the Company (each, a “Warrant Agreement”).  The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to herein as the “Securities.”  The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.  The maximum aggregate public offering price of the Securities being registered is indeterminate.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records, documents and agreements we considered appropriate.  As to relevant factual matters, we have relied upon, among other things, factual representations we have received from the Company.  In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.  To the extent the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties.  We have also assumed that New York law will be chosen to govern the Indentures and the Warrant Agreements and that such choice is a valid and legal provision.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Securities, (i) the board of directors of the Company has taken all necessary corporate action to authorize the issuance and sale of such Securities and such authorization has not been modified or rescinded, (ii) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, and (iv) there has not occurred any change in law affecting the validity or enforceability of such Securities.  We have also assumed that (a) the terms of the issuance and sale of any Securities have been duly established in conformity with the Company’s certificate of incorporation and bylaws, each as amended and then in effect, and (b) none of the terms of any Securities to be established after the date hereof, the issuance and delivery of such Securities nor the compliance by the Company with the terms of such Securities will (x) violate any applicable law or public policy, (y) violate, breach or result in a default under any obligation of or restriction on the Company under any instrument or agreement binding on the Company, or (z) breach or otherwise violate any obligation of or restriction on the Company under any order, judgment or decree of any state or federal court or governmental authority binding on the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.           With respect to any shares of Common Stock offered under the Registration Statement, when (i) certificates representing the shares of Common Stock in the form filed as Exhibit 4.2 to the Registration Statement have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners and (ii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by each party thereto, such shares of Common Stock (including any shares of Common Stock duly issued upon conversion of any convertible Preferred Stock or convertible Debt Securities, or upon exercise of any Warrants, in each case in accordance with their respective terms) will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of such shares of Common Stock as contemplated by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.           With respect to any shares of any series of Preferred Stock offered under the Registration Statement, when (i) a certificate of designation of the Company for any series of the Preferred Stock has been duly authorized and adopted by the board of directors of the Company in accordance with the Delaware General Corporation Law and duly filed with the Secretary of State of the State of Delaware, (ii) certificates representing the shares of Preferred Stock in the form required under the Delaware General Corporation Law have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners, and (iii) if the Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Preferred Stock has been duly authorized, executed and delivered by each party thereto, such shares of Preferred Stock (including any shares of Preferred Stock duly issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, in each case in accordance with their respective terms) will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of such shares of Preferred Stock as contemplated by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.           With respect to any Debt Securities offered under the Registration Statement, when (i) the Common Stock and Preferred Stock relating to such Debt Securities have been duly authorized and reserved for issuance, (ii) the applicable Indenture has been duly authorized, executed and delivered by each party thereto, (iii) if the Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Debt Securities has been duly authorized, executed and delivered by each party thereto, and (iv) the Debt Securities have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Indenture and the applicable underwriting or other agreement, the Debt Securities will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Debt Securities as contemplated by the Registration Statement, the Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

4.           With respect to any Warrants offered under the Registration Statement, when (i) the Common Stock and Preferred Stock relating to such Warrants have been duly authorized and reserved for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, (iii) if the Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Warrants has been duly authorized, executed and delivered by each party thereto, and (iv) the Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement, the Warrants will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Warrants as contemplated by the Registration Statement, the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

The law covered by this opinion is limited to the present Delaware General Corporation Law and the present federal law of the United States.  The law covered in paragraphs 3 and 4 of this opinion as to the enforceability of the Debt Securities and the Warrants is limited to the present law of the State of New York.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus which forms part of the Registration Statement.  This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.  This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted,

/s/ O’Melveny & Myers LLP